EXHIBIT 21.1
                           Subsidiaries of the Company

              Name                                   State of Incorporation

Commco Management Associates, Inc.                             NY
Kap Shore Development Corp.                                    NY
Kapson Chestnut Ridge Development                              NY
Corp.
Kapson Development Corp.                                       NY
Kapson Management Corp.                                        NY
Kapson Northport Development Corp.                             NY
Kapson H.K. Associates Holding Corp.                           NY
Senior Quarters Management Corp.                               NY
Kapson Kew Gardens Corp.                                       NY
Kapson Riverdale Corp.                                         NY
Kapson Albany Crossgate Corp.                                  NY
Kapson Muhlenberg Corp.                                        NY
Larkfield Gardens Associates, LP                               NY
Chestnut Ridge Development, LLC                                NY
Kapson Albany Development L.L.C.                               NY
Kapson Briarcliff Manor, LLC                                   NY
Kapson Montville LLC                                           NY
Kapson Rochester East, LLC                                     NY
Kapson Rochester Manor, LLC                                    NY
Riverdale Development, LLC                                     NY
Albany Crossgate L.L.C.                                        NY
Albany Development L.L.C.                                      NY
Kew Gardens Senior Development, LLC                            NY
Kapson Jamesburg Development Corp.                             NJ
Kapson Cranford Corp.                                          NJ

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Senior Quarters at Forsgate, LLC                               NJ
Kapson Glen Riddle Development Corp.                           PA
Kapson Chestnut Hill Corp.                                     PA
Kapson South Gulph Corp.                                       PA
Senior Quarters at Glen Riddle, LP                             PA
Kapson Stamford Corp.                                          CT
Cambridge Development, LLC                                     NY
Kapson 86th Street Corp.                                       NY
Kapson Muhlenberg Development, LLC                             PA
Kapson Great Neck Corp.                                        NY
FB/KAP Associates, LLC                                         NY
Kapson Lake Wylie Corp.                                        SC
Kapson ALG Development Corp.                                   PA
Kapson Stratford Corp.                                         CT
Kapson Lynbrook Corp.                                          NY
Stratford Development LLC                                      CT
Muhlenberg Development, LLC                                    PA